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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements Nos. 333-51316, 333-64076, 333-97871, 333-104855, 333-114682 and 333-122232 on Form
S-8, No. 333-88542 on Form S-3 and No. 333-36956 on Form S-1 of our report, dated Nov. 1, 2004 (May 23, 2005 as to Notes 1, 2, 4, 5, 6, 7, 9, 11, 22, 23,
25, 26, and 27) (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, in 2003 and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, in 2002) relating to the consolidated financial statements of Monsanto Company and subsidiaries as of Aug. 31, 2004, Aug. 31, 2003, and Dec. 31, 2002, and for the year ended Aug. 31, 2004, eight months ended Aug. 31, 2003, and each of the two years in the period ended Dec. 31, 2002, appearing in this Current Report on Form 8-K of Monsanto Company.

/s/ DELOITTE & TOUCHE LLP

St. Louis, Missouri

May 23, 2005